CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Who's Your Daddy, Inc. (formerly Snocone Systems Inc.), a Nevada corporation (the “Company”), on Form 10-KSB/A for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “Report”), Reuven Rubinson, Chief Financial Officer of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

               (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Reuven Rubinson

Name:	Reuven Rubinson

Title:	Chief Financial Officer

Date:	May 4, 2006

[A signed original of this written statement required by Section 906 has been provided toWho's Your Daddy, Inc. (formerly Snocone Systems Inc.) and will be retained by Who's Your Daddy, Inc. (formerly Snocone Systems Inc.) and furnished to the Securities and Exchange Commission or its staff upon request.]